                                                                    Exhibit 23.1


            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions "Experts," "Summary Historical Financial Information and Other Data" and "Selected Historical Consolidated Financial Information" and to the use of our report dated February 22, 2006, except for Note 21, as to which the date is June 5, 2006, in Amendment No. 5 to the Registration Statement (Form S-1 No. 333-132365) and related Prospectus of PGT, Inc. dated June 27, 2006.


                                         /s/ Ernst & Young LLP

Tampa, Florida
June 22, 2006